SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): AUGUST 23, 1999

                             AQUA ALLIANCE INC.
       ------------------------------------------------------
         (Exact Name of Registrant as Specified in Charter)


         DELAWARE              033-017921             13-3418759
     ----------------          ----------             ----------
    (State or Other           (Commission            (IRS Employer
     Jurisdiction of          File Number)        Identification No.)
     Incorporation)

      30 HARVARD MILL SQUARE, WAKEFIELD, MASSACHUSETTS       01880
    ----------------------------------------------------    --------
      (Address of principal executive offices)             (zip code)

 Registrant's telephone number, including area code:  (781) 246-5200

                               NOT APPLICABLE
    -------------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)



ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

      On August 12, 1999, Aqua Acquisition Corporation ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Vivendi, a societe anonyme organized and existing under the laws of the Republic of France ("Parent"), accepted for purchase 30,019,389 shares of Class A Common Stock, par value $.001 per share (the "Shares"), of Aqua Alliance Inc., a Delaware corporation (the "Company"), and 3,909,643 warrants to purchase the Shares (the "Warrants"), that had been validly tendered and not withdrawn pursuant to Purchaser's tender offer for all of the outstanding Shares at $2.90 per Share, net to the seller in cash, and all of the outstanding Warrants at $0.40 per Warrant, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 9, 1999, by and among the Company, Parent and Purchaser, which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger. The Shares and Warrants purchased pursuant to the Offer constitute approximately 18.3% of the total outstanding Shares. The aggregate purchase price for the Shares and Warrants purchased pursuant to the Offer was $88,620,085. Parent has provided Purchaser with such funds from its cash flow and readily available funds.

      On August 23, 1999, the Merger provided for by the Merger Agreement became effective. Pursuant to the Merger, (i) Shares which were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser (and whose holders have not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) were converted into the right to receive $2.90 per Share, net to the seller in cash, upon delivery of appropriate documentation to the Paying Agent for the Offer and (ii) Warrants which were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser remained outstanding and were converted into the right to exercise each such Warrant at an exercise price of $2.50 in exchange for $2.90 per Warrant in cash, without interest, in the manner provided by the terms of such Warrant. As a result of the Merger, Parent beneficially owns 100% of the outstanding Shares of the Company.

      In accordance with the terms of the Merger Agreement, among other things, the Board of Directors of the Company is now composed of the former members of the Board of Directors of Purchaser and the officers of the Company are now the former officers of Purchaser.

      To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

            (c)   Exhibits

                  (1)   Press Release of Purchaser dated August 23, 1999.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AQUA ALLIANCE INC.

                                    By:    /s/  Alain Brunais
                                          ---------------------------
                                          Name:  Alain Brunais
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


Date: August 23, 1999



                               EXHIBIT INDEX


Exhibit No. Description

(1)         Press Release of Purchaser dated August 23, 1999.